UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Stipulation of Settlement of Virginia-American Water Company (“Virginia American Water”) General Rate Case
On September 20, 2024, Virginia American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), filed with the Virginia State Corporation Commission (the “SCC”) a “black box” stipulation of settlement (the “Stipulation”) entered into on September 19, 2024, with the staff of the SCC, the Office of the Attorney General’s Division of Consumer Counsel, and several intervenors, with respect to a general rate case filed by Virginia American Water on November 1, 2023, seeking $19.7 million of increased annualized water and wastewater revenues. The parties to the Stipulation have agreed to a $14.6 million annualized increase in Virginia American Water’s revenues. The parties to the Stipulation have also agreed, solely for purposes of Virginia American Water’s future filings requiring a stated cost of capital and/or capital structure (including its annual information and water and wastewater infrastructure surcharge filings), that its return on equity (“ROE”) will be 9.7% and its capital structure will consist of an equity component of 45.67% and a debt and other component of 54.33%. The ROE approved in Virginia American Water’s 2023 rate case order was 9.7%, the approved equity component was 40.73% and the approved debt and other component was 59.27%. The annualized revenue increase is being driven primarily by approximately $110.0 million in capital investments to be made between May 2023 and April 2025. Interim rates became effective May 1, 2024, with the difference between interim and final approved rates subject to refund. The Stipulation remains subject to SCC review and approval.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) the components of the general rate case reflected in any final order of the SCC; (2) the timing of the implementation of new rates under the general rate case; (3) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company and/or Virginia American Water; and (4) other economic, financial, political, business and other factors that may impact or affect the water and wastewater industries generally or the Company or Virginia American Water specifically.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Virginia American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	September 20, 2024	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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